Exhibit 99.1

Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
+1 609-964-5123

Universal Display Corporation Announces Fourth Quarter and Full Year 2024 Financial Results

EWING, N.J. – February 20, 2025 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the fourth quarter and full year ended December 31, 2024.

“We are pleased to report that 2024 was a record-breaking year of solid financial performance,” said Brian Millard, Vice President and Chief Financial Officer of Universal Display Corporation. “Across the OLED industry, product roadmaps are expanding, and leading panel makers are investing in new fabs to meet the increasing demand, particularly in the emerging IT and automotive markets. We believe this new capex cycle will pave the way for meaningful new OLED capacity, new OLED products, and new OLED adoptees. As a pioneer and leader in the ecosystem, we are well positioned to continue supporting our customers and enabling the industry with our broadening portfolio of energy-efficient, high-performing phosphorescent materials and OLED technologies.”

Financial Highlights for the Fourth Quarter of 2024

•
Total revenue in the fourth quarter of 2024 was $162.3 million as compared to $158.3 million in the fourth quarter of 2023.
•
Revenue from material sales was $93.3 million in the fourth quarter of 2024 as compared to $82.2 million in the fourth quarter of 2023. The increase in material sales was primarily due to strengthened demand for our emitter materials, partially offset by changes in customer mix.
•
Revenue from royalty and license fees was $64.4 million in the fourth quarter of 2024 as compared to $72.9 million in the fourth quarter of 2023. The decrease was primarily due to a reduction in cumulative catch-up adjustments related to royalty and license fees and changes in customer mix.
•
Cost of material sales was $34.2 million in the fourth quarter of 2024 as compared to $33.4 million in the fourth quarter of 2023 due to higher unit material volume.
•
Total gross margin was 77% in the fourth quarter of 2024 and 2023.
•
Fourth quarter 2024 results include $8.9 million of restructuring costs, recorded in research and development expenses, related to the planned closure of the OVJP California location and related reorganization; and $6.7 million of foreign currency exchange losses related to a tax receivable denominated in Korean Won. These two items resulted in a combined $0.26 reduction in diluted earnings per share for the fourth quarter of 2024. Foreign exchange gains of $2.6 million were recognized in the fourth quarter of 2023 related to this tax receivable denominated in Korean Won, resulting in a $0.04 increase in diluted earnings per share.
•
Operating income was $52.5 million in the fourth quarter of 2024 as compared to $64.7 million in the fourth quarter of 2023.
•
The effective income tax rate was 16.8% and 18.0% in the fourth quarter of 2024 and 2023, respectively.
•
Net income was $46.0 million or $0.96 per diluted share in the fourth quarter of 2024 as compared to $62.0 million or $1.29 per diluted share in the fourth quarter of 2023.

Revenue Comparison

($ in thousands)	Three Months Ended December 31,
	2024	2023
Material sales	$93,265	$82,240
Royalty and license fees	64,411	72,865
Contract research services	4,617	3,215
Total revenue	$162,293	$158,320

Cost of Materials Comparison

($ in thousands)	Three Months Ended December 31,
	2024	2023
Material sales	$93,265	$82,240
Cost of material sales	34,248	33,379
Gross margin on material sales	59,017	48,861
Gross margin as a % of material sales	63%	59%

Financial Highlights for the Full Year of 2024

•
Total revenue in the full year 2024 was $647.7 million as compared to $576.4 million in the full year 2023.
•
Revenue from material sales was $365.4 million in the full year 2024 as compared to $322.0 million in the full year 2023. The increase in material sales was primarily due to strengthened demand for our emitter materials, partially offset by changes in customer mix.
•
Revenue from royalty and license fees was $266.8 million in 2024 as compared to $238.4 million in 2023. The increase in royalty and license fees was primarily the result of higher unit material volume and changes in customer mix.
•
Cost of material sales was $137.0 million in 2024 as compared to $123.1 million in 2023 primarily due to an increase in materials sales volume and product mix, partially offset by a $5.4 million decrease in inventory reserve expense.
•
Total gross margin was 77% in the full year 2024 and 2023.
•
Results for 2024 include $8.9 million of restructuring costs, recorded in research and development expenses, related to the planned closure of the OVJP California location and related reorganization; and $7.2 million of foreign currency exchange losses related to a tax receivable denominated in Korean Won. These two items resulted in a combined $0.27 reduction in diluted earnings per share for the full year 2024. Foreign exchange losses of $732,000 were recognized in the full year 2023 related to this tax receivable denominated in Korean Won, resulting in a $0.01 decrease in diluted earnings per share.
•
Operating income was $238.8 million in 2024 as compared to $217.2 million in 2023.
•
The effective income tax rate was 18.4% and 17.2% in 2024 and 2023, respectively.
•
Net income was $222.1 million or $4.65 per diluted share in 2024 compared to $203.0 million or $4.24 per diluted share in 2023.

Revenue Comparison

($ in thousands)	Year Ended December 31,
	2024	2023
Material sales	$365,419	$322,029
Royalty and license fees	266,820	238,389
Contract research services	15,445	16,011
Total revenue	$647,684	$576,429

Cost of Materials Comparison

($ in thousands)	Year Ended December 31,
	2024	2023
Material sales	$365,419	$322,029
Cost of material sales	137,006	123,076
Gross margin on material sales	228,413	198,953
Gross margin as a % of material sales	63%	62%

2025 Guidance

The Company believes that its 2025 revenue will be in the range of $640 million to $700 million. The OLED industry remains at a stage where many variables can have a material impact on results, and the Company thus caveats its financial guidance accordingly.

Dividend

The Company also announced a first quarter 2025 cash dividend of $0.45 per share on the Company’s common stock. The cash dividend is payable on March 31, 2025 to all shareholders of record as of the close of business on March 17, 2025.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, February 20, 2025 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 6,500 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other Company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$98,980	$91,985
Short-term investments	393,690	422,137
Accounts receivable	113,648	139,850
Inventory	182,938	175,795
Other current assets	110,575	87,365
Total current assets	899,831	917,132
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $169,877 and $143,908	195,239	175,150
ACQUIRED TECHNOLOGY, net of accumulated amortization of $203,621 and $186,850	73,554	90,325
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $11,842 and $10,414	5,446	6,874
GOODWILL	15,535	15,535
INVESTMENTS	457,593	299,548
DEFERRED INCOME TAXES	78,320	59,108
OTHER ASSETS	106,815	105,289
TOTAL ASSETS	$1,832,333	$1,668,961
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$36,590	$10,933
Accrued expenses	46,026	52,080
Deferred revenue	33,074	47,713
Other current liabilities	9,720	8,096
Total current liabilities	125,410	118,822
DEFERRED REVENUE	537	12,006
RETIREMENT PLAN BENEFIT LIABILITY	54,450	52,249
OTHER LIABILITIES	35,411	38,658
Total liabilities	215,808	221,735
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 48,834,541 and 48,731,026 shares issued, and 47,468,893 and 47,365,378 shares outstanding at December 31, 2024 and December 31, 2023, respectively	488	487
Additional paid-in capital	723,719	699,554
Retained earnings	934,655	789,553
Accumulated other comprehensive loss	(1,055)	(1,086)
Treasury stock, at cost (1,365,648 shares at December 31, 2024 and December 31, 2023)	(41,284)	(41,284)
Total shareholders’ equity	1,616,525	1,447,226
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,832,333	$1,668,961

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
REVENUE:	(Unaudited)
Material sales	$93,265	$82,240	$365,419	$322,029
Royalty and license fees	64,411	72,865	266,820	238,389
Contract research services	4,617	3,215	15,445	16,011
Total revenue	162,293	158,320	647,684	576,429
COST OF SALES	37,352	36,019	148,461	135,376
Gross margin	124,941	122,301	499,223	441,053
OPERATING EXPENSES:
Research and development	46,287	33,641	157,187	130,481
Selling, general and administrative	19,529	16,830	74,286	67,387
Amortization of acquired technology and other intangible assets	4,552	4,551	18,200	15,993
Patent costs	1,964	2,300	8,699	9,356
Royalty and license expense	120	233	2,048	647
Total operating expenses	72,452	57,555	260,420	223,864
OPERATING INCOME	52,489	64,746	238,803	217,189
Interest income, net	10,609	7,865	40,682	28,166
Other (loss) income, net	(7,773)	2,996	(7,357)	(184)
Interest and other (loss) income, net	2,836	10,861	33,325	27,982
INCOME BEFORE INCOME TAXES	55,325	75,607	272,128	245,171
INCOME TAX EXPENSE	(9,306)	(13,629)	(50,049)	(42,160)
NET INCOME	$46,019	$61,978	$222,079	$203,011
NET INCOME PER COMMON SHARE:
BASIC	$0.97	$1.30	$4.66	$4.25
DILUTED	$0.96	$1.29	$4.65	$4.24
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	47,545,820	47,571,382	47,548,931	47,559,669
DILUTED	47,671,374	47,657,854	47,652,662	47,622,763
CASH DIVIDEND DECLARED PER COMMON SHARE	$0.40	$0.35	$1.60	$1.40

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$222,079	203,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,940	27,409
Impairment of property and equipment and right-of-use asset due to OVJP restructuring	7,498	—
Amortization of intangibles	18,200	15,993
Amortization of premium and discount on investments, net	(7,399)	(11,603)
Stock-based compensation	30,032	24,109
Deferred income tax benefit	(19,117)	(3,766)
Retirement plan expense, net of benefit payments	1,808	3,129
Decrease (increase) in assets:
Accounts receivable	26,202	(47,186)
Inventory	(7,143)	7,425
Other current assets	(23,210)	(41,574)
Other assets	(2,968)	4,450
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	10,357	4,047
Other current liabilities	1,269	(21,481)
Deferred revenue	(26,108)	(4,159)
Other liabilities	(3,700)	(5,027)
Net cash provided by operating activities	253,740	154,777
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(42,637)	(59,792)
Purchase of intangibles	—	(66,563)
Purchases of investments	(594,848)	(531,103)
Proceeds from sale and maturity of investments	473,075	574,165
Net cash used in investing activities	(164,410)	(83,293)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2,220	2,012
Payment of withholding taxes related to stock-based compensation to employees	(8,386)	(8,206)
Cash dividends paid	(76,169)	(66,735)
Net cash used in financing activities	(82,335)	(72,929)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,995	(1,445)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	91,985	93,430
CASH AND CASH EQUIVALENTS, END OF YEAR	$98,980	$91,985
SUPPLEMENTAL DISCLOSURES:
Unrealized gain on available-for-sale securities	$411	$8,938
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accounts payable and accrued expenses related to purchases of property and equipment	(9,448)	678
Cash paid for income taxes, net of refunds	71,973	96,176